UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2022

Nano Magic Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11602	47-1598792
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

31601 Research Park Drive, Madison Heights, MI 48071

(Address of principal executive offices) (Zip Code)

(844) 736-6266

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NMGX	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director and Election of Director

On December 6, 2022, our Board elected Raymond Gunn as a director. Ray Gunn is an experienced chief executive officer, chief financial officer and board member. In 2006, Ray co-founded Wingspan Capital Partners, a private equity and consulting firm. That became Wingspan Group in 2017, and Ray became, and continues as, its CEO. Since January 2018 he has also been the CEO and CFO of Blakes Family of Companies and in 2022 he became the Chairman and CEO of FSB Holdings, In., a bank holding company. He currently serves on the boards of TrillaMed, LLC., Cadillac Products Packaging Company, Blake’s Family of Companies, Central Michigan University Research Corp., the Eastern Division of The Salvation Army and he is vice chairman of the Board of Visitors for the School of Business at Oakland University. He is a graduate of Oakland University and pursued a Masters in Taxation from Walsh College. He is a CPA and is 64 years old.

On December 5, 2022, Lara Hodgson O’Connor submitted her resignation as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nano Magic Holdings Inc.

Date: December 6, 2022	By:	/s/ Tom J. Berman
President & CEO